UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2022 (September 6, 2022)

SIRIUSPOINT LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36052	98-1599372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Point Building

3 Waterloo Lane

Pembroke HM 08 Bermuda

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: +1 441 542-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Shares, $0.10 par value	SPNT	New York Stock Exchange
8.00% Resettable Fixed Rate Preference Shares, Series B, $0.10 par value, $25.00 liquidation preference per share	SPNT PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Scott Egan as Chief Executive Officer of SiriusPoint Ltd.

On September 7, 2022, SiriusPoint Ltd. (the “Company”) announced the appointment of Scott Egan as Chief Executive Officer of the Company and as a member of the Company’s Board of Directors. Mr. Egan’s start date is expected to be on or about September 21, 2022 (the “Effective Date”). Mr. Egan will succeed Daniel V. Malloy, who has served as the Company’s Interim Chief Executive Officer since May 2022.

Mr. Egan, age 51, previously served as the Chief Executive Officer, UK & International Division of RSA Insurance Group Limited, a British multinational general insurance company (“RSA”). He served in this role from January 2019 through December 2021. Prior to this role, he served as the Chief Financial Officer of RSA from September 2015 through December 2018. Prior to joining RSA, Mr. Egan served as the Interim Chief Executive Officer / Chief Financial Officer of Towergate Insurance Limited, a European insurance intermediary, from April 2012 through September 2015. Mr. Egan holds an MBA from the Cranfield School of Management and is a member of the Chartered Institute of Management Accountants.

In connection with Mr. Egan’s appointment as Chief Executive Officer of the Company, Mr. Egan and SiriusPoint International Insurance Corporation (the Company’s UK subsidiary) entered into an employment letter setting out the terms and conditions of his employment (the “Employment Letter”). Pursuant to the Employment Letter, Mr. Egan is entitled to receive (a) an annual base salary of £945,000, (b) a target annual bonus opportunity of 140% of his base salary, and (c) starting with the 2023 regular award cycle, an annual long-term incentive award having a value equal to 350% of his base salary. For 2022 and 2023, Mr. Egan’s annual bonus will be guaranteed at 100% of his target amount, and for 2022 this amount will be prorated based on Mr. Egan’s 2022 service.

As an inducement for Mr. Egan to accept his employment with the Company, Mr. Egan will be granted an award of 400,000 restricted share units covering Company common shares on the Effective Date (the “New Hire RSUs”). The New Hire RSUs will cliff vest on the first anniversary of the Effective Date, subject to Mr. Egan’s continued services to the Company through the vesting date. In addition, on the Effective Date, Mr. Egan will be granted a fully vested option to purchase 300,000 common shares of the Company with an exercise price of $6.00 per share. Mr. Egan will also be eligible to receive, following the Effective Date, two additional tranches of fully vested options to purchase 300,000 shares (i.e., 600,000 potential additional options in total) with exercise prices of $8.00 per share and $10.00 per share, respectively (collectively, the “New Hire Options”). The second and third tranche of the New Hire Options will be granted when the Company’s closing stock price reaches $6.00 and $8.00, respectively. All three tranches of New Hire Options will have seven year terms from the date of grant and will be exercisable only if and when the Company’s stock price exceeds the stated exercise prices. If Mr. Egan’s employment terminates prior to the grant of the second and/or third tranche of New Hire Options and the termination is by the Company without cause (including death or disability) or by Mr. Egan with good reason, these tranches would be granted to him regardless of his termination if the relevant share price is achieved within the year following Mr. Egan’s termination date, and the term of the option would be one year from the date of grant.

If, following the Effective Date, Mr. Egan’s employment is terminated by the Company without cause (including death or disability) or if Mr. Egan resigns for good reason, Mr. Egan will be entitled to receive: (i) all accrued and unpaid base salary and benefits (including unreimbursed business expenses); (ii) an annual bonus payment based on actual performance, prorated for the period of his service prior to his termination; (iii) cash severance equal to 18 months of his base salary at the rate in effect on his termination, paid over 18 months; and (iv) 18 months of continued participation in medical and life insurance benefits at active employee rates. To the extent unpaid, Mr. Egan would also be paid the guaranteed annual bonuses described above. In addition, the New Hire RSUs would fully vest to the extent unvested, and any New Hire Options previously granted would remain exercisable for the balance of the seven-year term. The payment of the above is contingent on Mr. Egan executing a statutory settlement agreement. Mr. Egan will also be subject to customary restrictive covenants during and for specified periods following any termination of employment.

The foregoing description of the terms of the Employment Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Letter, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On September 7, 2022, the Company issued a press release announcing the leadership transition. A copy of the press release is attached to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Letter dated September 6, 2022.
99.1	Press Release, dated as of September 7, 2022, issued by SiriusPoint Ltd.
101	Pursuant to Rule 406 of Regulation S-T, the cover page information in formatted in Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and included in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2022	/s/ David Junius

	Name:	David Junius

	Title:	Chief Financial Officer